As filed with the Securities and Exchange Commission on May 27, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-4088307
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1111 West 22nd Street
Oak Brook, Illinois	60523
(Address of principal executive offices)	(ZIP Code)

RC2 CORPORATION
2005 STOCK INCENTIVE PLAN
(Full title of the plan)

Curtis W. Stoelting Chief Executive Officer RC2 Corporation 1111 West 22nd Street Oak Brook, Illinois 60523	Copy to: Benjamin G. Lombard, Esq. Reinhart Boerner Van Deuren s.c. 1000 North Water Street
(Name and address of agent for service) 630-573-7200	Suite 1700 Milwaukee, Wisconsin 53202 414-298-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	980,000 (1)	$17.71 (2)	$17,355,800 (2)	$1,237.47 (2)

(1)
This Registration Statement also covers any additional shares of Common Stock which become issuable under the RC2 Corporation 2005 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by RC2 Corporation (the "Registrant") which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)
For the purpose of computing the registration fee, the Registrant has used $17.71 as the average of the high and low prices of the Common Stock as reported on May 24, 2010 on the NASDAQ Global Select Market for the offering price per share, in accordance with Rule 457(c) and (h).  The actual offering price will be determined in accordance with the terms of the Plan.

PART II - INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

This Registration Statement has been filed to register additional shares of the Registrant's Common Stock made available under the RC2 Corporation 2005 Stock Incentive Plan by reason of an amendment thereto approved by the stockholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 333-13328) effective April 12, 2006 is incorporated by reference and made a part hereof.

Item 8.  Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Registrant.
4.2	First Amendment to Amended and Restated Certificate of Incorporation of the Registrant.
4.3	Certificate of Ownership and Merger changing the Registrant's name to Racing Champions Ertl Corporation.
4.4	Certificate of Ownership and Merger changing the Registrant's name to RC2 Corporation.
4.5	Amended and Restated By-Laws of the Registrant.
4.6	RC2 Corporation 2005 Stock Incentive Plan, as amended and restated.
5	Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the stock being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto).
24	Power of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on May 27, 2010.

RC2 CORPORATION

BY  /s/ Curtis W. Stoelting
       Curtis W. Stoelting, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Curtis W. Stoelting and Peter A. Nicholson, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Dods	Chairman of the Board	May 26, 2010
Robert E. Dods	and Director

/s/ Curtis W. Stoelting	Chief Executive Officer and	May 27, 2010
Curtis W. Stoelting	Director (Principal Executive Officer)

/s/ Peter Nicholson	Chief Financial Officer and Secretary	May 27, 2010
Peter Nicholson	(Principal Financial and Accounting Officer)

/s/ Peter J. Henseler	Director	May 25, 2010
Peter J. Henseler

/s/ Linda A. Huett	Director	May 27, 2010
Linda A. Huett

/s/ Paul E. Purcell	Director	May 27, 2010
Paul E. Purcell

/s/ John S. Bakalar	Director	May 26, 2010
John S. Bakalar

/s/ John J. Vosicky	Director	May 27, 2010
John J. Vosicky

/s/ Joan K. Chow	Director	May 27, 2010
Joan K. Chow

/s/ Thomas M. Collinger	Director	May 27, 2010
Thomas M. Collinger

/s/ Michael J. Merriman, Jr.	Director	May 26, 2010
Michael J. Merriman, Jr.

RC2 CORPORATION
(Commission File No. 0-22635)

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference to	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.2	First Amendment to Amended and Restated Certificate of Incorporation.	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.3	Certificate of Ownership and Merger changing the Registrant's name to Racing Champions Ertl Corporation.	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.4	Certificate of Ownership and Merger changing the Registrant's name to RC2 Corporation.	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

4.5	Amended and Restated By-Laws of the Registrant	The Registrant's Current Report on Form 8-K filed on July 30, 2009.

4.6	RC2 Corporation 2005 Stock Incentive Plan, as amended and restated	The Registrant's Current Report on Form 8-K filed on May 10, 2010.

5	Opinion of Counsel		X
23.1	Consent of Independent Registered Public Accounting Firm		X

23.2	Consent of Counsel		Contained in Opinion filed as Exhibit 5
24	Power of Attorney	Signature Page to Registration Statement